Exhibit 99.1
LAS VEGAS, Aug. 25, 2017 /PRNewswire/ -- Caesars Entertainment Corporation (NASDAQ: CZR) and Caesars Entertainment Operating Company, Inc. ("CEOC") today announced that the Nevada Gaming Commission has granted the necessary regulatory approvals required for the merger of Caesars Acquisition Company ("CAC") into Caesars Entertainment (the "Merger") and for the reorganization of CEOC.
The approval granted by the Nevada Gaming Commission follows the recommendation earlier in the month of the Nevada Casino Control Board. In addition to Nevada, the companies have received approvals from gaming authorities in Illinois, Indiana, Iowa, Maryland, Mississippi, New Jersey and Pennsylvania. Caesars Entertainment and CEOC continue to engage with regulators in Louisiana and Missouri where approvals are required for certain aspects of CEOC's restructuring.
"Gaining approval in our home state of Nevada is especially gratifying as we near the conclusion of CEOC's restructuring process," said Mark Frissora, President and Chief Executive Officer of Caesars Entertainment. "I am optimistic about the future of our company and its continued growth and contributions in Nevada."
Stockholders of Caesars Entertainment and Caesars Acquisition have also approved the previously announced Merger of both companies, as well as a number of other matters related to the restructuring of CEOC and its emergence from bankruptcy.
The Merger of Caesars Entertainment and Caesars Acquisition is subject to customary closing conditions, including the completion of CEOC's restructuring. CEOC's restructuring is subject to the completion of the Merger, certain financing activities and lease documentation and other customary closing conditions. Caesars Entertainment currently anticipates completing the Merger and CEOC's restructuring in the first week of October.
About Caesars Entertainment Corporation
Caesars Entertainment Corporation ("CEC") is the world's most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of the following three entities: the majority owned operating subsidiary CEOC, wholly owned CERP and Caesars Growth Properties, LLC, ("CGP LLC"), in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 79 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment's resorts operate primarily under the Caesars®, Harrah's® and Horseshoe® brand names. Caesars Entertainment's portfolio also includes the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.
About Caesars Acquisition Company
Caesars Acquisition Company ("CAC") was formed to make an equity investment in CGP LLC, a joint venture between CAC and CEC, the world's most diversified casino entertainment provider and the most geographically diverse U.S. casino-entertainment company. CAC is CGP LLC's managing member and sole holder of all of its outstanding voting units. For more information, please visit www.caesarsacquisitioncompany.com.
Forward-Looking Statements
This communication includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 regarding the completion of the Merger and CEOC's restructuring and the currently expected timing thereof.
You are cautioned that the forward-looking statements in this communication are not guarantees that the Merger or CEOC's restructuring will be consummated at all or on the timing anticipated. Among the factors that could impact the consummation of the Merger, CEOC's restructuring and the timing thereof are: the conditions to the closing of the Merger or CEOC's restructuring may not be satisfied, one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement between CEC and CAC, Caesars Entertainment's and CEOC's ability (or inability) to meet any milestones or other conditions set forth in their restructuring support agreements, Caesars Entertainment's and CEOC's ability (or inability) to satisfy the conditions to the effectiveness of the Third Amended Joint Plan of Reorganization of CEOC and its Chapter 11 debtor subsidiaries (including without limitation finalization of certain documentation with respect thereto), Caesars Entertainment's ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary, Caesars Entertainment's financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.
You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Caesars Entertainment and Caesars Acquisition undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.